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                                   EXHIBIT 21

9/3/1999                 SODEXHO MARRIOTT SERVICES, INC.       PAGE NUMBER :  1
                              DOMESTIC SUBSIDIARIES
                         STATE INCORPORATION 10-K REPORT

State:   Alabama
Marcorp, Inc.

State:   California
Sodexho Management Corp.
Saga Health Care Dietary Management Services, Inc.
Saga Education Food Services, Inc.
LunchStop, Inc.
Servo Foods, Inc.

State:   Connecticut
Sodexho Services, Inc.

State:   Delaware
Sodexho Marriott Services, Inc.
Sodexho Marriott Operations, Inc.
Sodexho Marriott Laundry Services, Inc.
Sodexho Marriott Education Services, Inc.
SMS Services of California, Inc.
SMO Finance Corp.
International Catering Corporation
Gardner Merchant Holdings, Inc.
Corporate Food Services, Inc.
Sodexho Marriott Services of Indiana Limited Partnership
SDH I, Inc.
SDH II, Inc.
SDH III, Inc.
SDH IV, Inc.

State:   Massachusetts
Sodexho USA, Inc.
International Catering Corp. of Massachusetts

State:   New Jersey
SMS Electrical, Inc. dba SMS Electrical and Plumbing

State:   New York
Sodexho Marriott Management, Inc.
Service Systems Corporation

State:   Texas
Premier Hospitality, Inc.
Premier Hospitality Club, Inc.
Sodexho Marriott Services of Texas Limited Partnership

State:   Vermont
Sodexho Vermont, Inc.








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9/3/1999                SODEXHO MARRIOTT SERVICES, INC.       PAGE NUMBER :  2
                              FOREIGN SUBSIDIARIES
                         CORPS. WITHIN COUNTRY 10-K LIST


Country:          Canada, Ontario
Sodexho MS Canada, Ltd. dba Sodexho Marriott Services Canada
Ontrak Services, Inc.

Country:          Canada, Quebec
Sodexho Marriott Quebec Ltee
Sodexho Financiere du Canada, Inc.
Sodexho Canada, Inc. dba Sodexho Services Canada
Luc, Inc.